Exhibit 8.1

November 9, 2017

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax matters, in connection with the offer and sale from time to time of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Shares”) pursuant to a prospectus supplement dated November 9, 2017 (the “Prospectus Supplement”) to a prospectus dated October 20, 2017, as amended through the date hereof, (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), as part of a registration statement on Form S-3ASR (File No. 333-221055) filed with the Securities and Exchange Commission on October 20, 2017, as amended through the date hereof and the several equity distribution agreements dated November 9, 2017 between the Company and each of SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., Fifth Third Securities, Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC as sales agents, respectively (each, an “Equity Distribution Agreement”). We have acted as United States federal income tax counsel to The GEO Group, Inc. (“GEO,” “you,” or “Our Client”) in connection with the preparation of the Prospectus Supplement. The delivery of this letter is not intended to create, nor shall it create, an attorney client relationship with any party except Our Client.

The GEO Group, Inc.

November 9, 2017

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus Supplement; and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of GEO (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of GEO and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Prospectus Supplement, or in any other document. We have, consequently, assumed and relied on your representation that the statements, representations and covenants contained in the Officers’ Certificate, the Prospectus Supplement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

The GEO Group, Inc.

November 9, 2017

Our opinion is also based on the correctness of the following assumptions: (i) GEO and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Florida or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, commencing with GEO’s taxable year ended on December 31, 2013, GEO has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

As noted in the Prospectus Supplement, GEO’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of GEO’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you in connection with the Prospectus Supplement. This opinion may not be relied upon by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Prospectus Supplement. We also hereby consent to the reference to our firm under

The GEO Group, Inc.

November 9, 2017

the headings “Taxation of The GEO Group, Inc.” and “Legal Matters” in the Prospectus Supplement. In giving these consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom LLP

/s/ Skadden, Arps, Slate, Meagher & Flom LLP